Exhibit 32.1

U.S.GEOTHERMAL INC.

CERTIFICATIONS

I, Daniel J. Kunz of U.S. Geothermal Inc. certify in accordance with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.

The Registrant’s report on Form 10-Q for the quarterly period ended June 30, 2008 (“report”), which this certification accompanies, fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: August 8, 2008

/s/ Daniel J. Kunz
Daniel J. Kunz
Chief Executive Officer